**Certificate of Conversion**
For
**"Other Business Entity"**
Into
**Florida Profit Corporation**

This Certificate of Conversion **and attached Articles of Incorporation** are submitted to convert the following **"Other Business Entity" into a Florida Profit Corporation** in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:

Skreem Studios, LLC L05-99146

**(Enter Name of Other Business Entity)**

2. The "Other Business Entity" is a limited liability company
**(Enter entity type. Example: limited liability company, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.)**

first organized, formed or incorporated under the laws of Florida
**(Enter state, or if a non-U.S. entity, the name of the country)**

on October 7, 2005
**(Enter date "Other Business Entity" was first organized, formed or incorporated)**

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

FILED
08 JUN 24 AM 11:39
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

4. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

Skreem Studios, Inc.
**(Enter Name of Florida Profit Corporation)**

5. If not effective on the date of filing, enter the effective date: July 1, 2008.
**(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Incorporation, if an effective date is listed therein.)**

Signed this 19th day of June, 20 08.

**Required Signature for Florida Profit Corporation:**

Signature of Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator: ______________________

Printed Name: Karen Aalders Title: Secretary/Treasurer

**Required Signature(s) on behalf of Other Business Entity:** [See below for required signature(s).]

Signature: ______________________

Printed Name: Justin Martin, Man.Mem, Skreem Studios Title: Vice Pres, Skreem Records Corp

Signature: ______________________

Printed Name: ______________________ Title: ______________________

Signature: ______________________

Printed Name: ______________________ Title: ______________________

Signature: ______________________

Printed Name: ______________________ Title: ______________________

Signature: ______________________

Printed Name: ______________________ Title: ______________________

Signature: ______________________

Printed Name: ______________________ Title: ______________________

FILED
08 JUN 24 AM 11:39
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

**If Florida General Partnership or Limited Liability Partnership:**
Signature of one General Partner.

**If Florida Limited Partnership or Limited Liability Limited Partnership:**
Signatures of **ALL** General Partners.

**If Florida Limited Liability Company:**
Signature of a Member or Authorized Representative.

**All others:**
Signature of an authorized person.

**Fees:**

| | |
|---|---|
| Certificate of Conversion: | $35.00 |
| Fees for Florida Articles of Incorporation: | $70.00 |
| Certified Copy: | $8.75 (Optional) |
| Certificate of Status: | $8.75 (Optional) |